                      SECURITIES AND EXCHANGE COMMISSION

                            Washnington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): October 11, 1996


                              SHOPKO STORES, INC.
            (Exact name of registrant as specified in its charter)

    Minnesota                       1-10876                     41-0985054
   -----------                     ---------                   ------------
   (State or other                 (Commission                 (IRS Employer
   jurisdiction of                 File Number)                Identification
   incorporation)                                                   No.)

                 700 Pilgrim Way
              Green Bay, Wisconsin                      54304
      ----------------------------------------          -----
      (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code: (414) 497-2211

     Item 5.  Other Events.
              ------------

     ShopKo Stores, Inc., a Minnesota corporation ("ShopKo"), Phar-Mor, Inc., a Pennsylvania corporation ("Phar-Mor"), and Cabot Noble, Inc., a Delaware corporation ("Cabot Noble"), have entered into a First Amendment dated as of October 9, 1996 (the "Amendment") to the Agreement and Plan of Reorganization (the "Plan of Reorganization") dated as of September 7, 1996, pursuant to which ShopKo and Phar-Mor have agreed to combine their respective companies under a new holding company (the "Reorganization"). SUPERVALU INC., a Delaware corporation ("SUPERVALU") has entered into an Amended and Restated Stock Purchase Agreement dated as of October 9, 1996 (the "Amended Stock Purchase Agreement") with Cabot Noble.

     Pursuant to the Amended Stock Purchase Agreement, SUPERVALU will sell 90% of the Cabot Noble shares it receives in the Reorganization to Cabot Noble immediately after the Reorganization for an aggregate purchase price of $223,594,526, which represents a purchase price equivalent of $16.86 per share for the ShopKo common stock held by SUPERVALU prior to the Reorganization. The Amended Stock Purchase Agreement provides that SUPERVALU will receive $183,194,526 in cash at closing and $40,400,000 in a short-term promissory note due January 31, 1997. SUPERVALU will hold approximately 6% of Cabot Noble's outstanding common stock after the repurchase is completed. The Amended Stock Purchase Agreement also provides that SUPERVALU will have shelf and incidental registration rights with respect to the Cabot Noble shares it receives in the Reorganization.

     The Amendment provides, among other things, that Dale P. Kramer, ShopKo's President and Chief Executive Officer, will join the Cabot Noble Board of Directors with two other individuals to be nominated by the ShopKo Board. The Amendment also provides for a reduction in the financing contingency from $100 million to $75 million, and makes other technical corrections to the Plan of Reorganization.

     Certain additional information regarding the Amendment and the Amended Stock Purchase Agreement is contained in ShopKo's press release (the "Press Release") dated October 11, 1996 which is incorporated herein by reference.

     The Amendment, the Amended Stock Purchase Agreement, and the Press Release are attached hereto as exhibits and incorporated herein by reference. The foregoing summary of such exhibits is qualified in its entirety by reference to the complete text of such exhibits.

     Item 7.  Financial Statements and Exhibits
              ---------------------------------

(c)  Exhibits
     --------

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              Exhibit Number            Description
              --------------            -----------

                     2.1 First Amendment to the Agreement and Plan of Reorganization dated as of October 9, 1996 by and among Phar-Mor, Inc., ShopKo Stores, Inc. and Cabot Noble, Inc. (with Exhibit B thereto).

                     10.1       Stock Purchase Agreement dated as of
                                September 7, 1996 by and between Cabot Noble, Inc., SUPERVALUE INC., and Supermarket Operators of America, Inc., as amended and restated as of October 9, 1996 (with Exhibit C thereto).

                     99.1       Press Release dated October 11, 1996.




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

                                  SIGNATURES
                                  ----------

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  October 11, 1996                SHOPKO STORES, INC.



                                        By: /s/ Jeffrey A. Jones
                                            ---------------------------------
                                            Jeffrey A. Jones, Chief Financial
                                            Officer

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                                 EXHIBIT INDEX
                                 -------------

Exhibit No.             Description
-----------             -----------

  2.1 First Amendment to the Agreement and Plan of Reorganization dated as of October 9, 1996 by and among Phar-Mor, Inc., ShopKo Stores, Inc. and Cabot Noble, Inc. (with Exhibit B thereto).

  10.1 Stock Purchase Agreement dated as of September 7, 1996 by and between Cabot Noble, Inc., SUPERVALU INC., and Supermarket Operators of America, Inc., as amended and restated as of October 9, 1996 (with Exhibit C thereto).

  99.1          Press Release dated October 11, 1996.





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